SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 8, 2013

OTTER TAIL CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota	0-53713	27-0383995
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

215 South Cascade Street, P.O. Box 496, Fergus Falls, MN	56538-0496
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (866) 410-8780

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of
Certain Officers; Compensatory Arrangements of Certain Officers.

On April 8, 2013, Mr. Arvid R. Liebe retired from the Board of Directors at the time of the 2013 Annual Meeting of Shareholders when his term ended.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Otter Tail Corporation (the Company) held its Annual Shareholder Meeting on April 8, 2013.  A total of 36,169,488 shares of the Company’s common stock were entitled to vote as of February 15, 2013 the record date of which 27,939,674 were voted in person or by proxy at the Annual Meeting.  The matters voted upon and approved by the Company’s shareholders were:

(1)	the election of three members to the Board of Directors; and

(2)	the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2013.

The following is a summary of the voting results for each matter presented to the shareholders:

Election of Directors:

Director’s Name	Votes For	Votes Withheld	Broker Non-Votes
Kathryn O. Johnson	18,152,118	527,730	9,259,826
Mark W. Olson	18,173,544	506,304	9,259,826
Gary J. Spies	18,147,116	532,732	9,259,826

All three directors were re-elected to serve three year terms expiring at the time of the 2016 Annual Shareholder Meeting.

Ratification of the Appointment of Deloitte & Touche LLP:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
27,333,478	375,845	230,351	-

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

OTTER TAIL CORPORATION

Date:	April 10, 2013

		By	/s/ George A. Koeck
George A. Koeck
General Counsel & Corporate Secretary

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